Form N-SAR, Sub-Item 77Q1(e)
Submission of matters to a vote of security holders

Nuveen Investment Trust
333-03715
811-07619

We hereby incorporate by reference the
form
of the new Investment Management
Agreement and sub-advisory agreements
filed in Proxy materials in the SEC filing on June 16, 2005, under Conformed Submission
Type DEF 14A, accession number
0000950137-05-007435.